* * Exhibit 99.1 *

Highlights
Unparalleled high quality hotel portfolio
Unrecognized NAV appreciation
Embedded internal investment opportunities
Deep management team focused on execution
“Life cycle” driven capital recycling program
Building Long-Term Earnings Growth

Strategic Portfolio

Unique and Unparalleled Collection

WESTIN HOTELS & RESORTS
St. Francis
Fairmont HOTELS & RESORTS
Chicago
Marriott HOTELS · RESORTS · SUITES
Lincolnshire Resort
INTER-CONTINENTAL HOTELS AND RESORTS
Chicago
The Ritz-Carlton
Half Moon Bay
Fairmont HOTELS & RESORTS
Scottsdale
FOUR SEASONS Hotels and Resorts
Washington, D.C.
Marriott HOTELS · RESORTS · SUITES
London, England
Marriott HOTELS · RESORTS · SUITES
Hamburg, Germany
LOEWS HOTELS
Santa Monica Beach Hotel
The Ritz-Carlton
Laguna Niguel
HYATT REGENCY
La Jolla
HYATT REGENCY
Phoenix
at Civic Plaza
Marriott HOTELS · RESORTS · SUITES
Paris, France
Hotel del Coronado
HYATT REGENCY
New Orleans
INTER-CONTINENTAL HOTELS AND RESORTS
Miami
FOUR SEASONS Hotels and Resorts
Punta Mita Resort
FOUR SEASONS Hotels and Resorts
Mexico City
INTER-CONTINENTAL HOTELS AND RESORTS
Prague, Czech Republic

20 Hotels and Resorts
10,005 Rooms

STRATEGIC
Hotels & Resorts

Strategic Portfolio

Unique and Unparalleled Collection

Westin Hotels & Resorts
St. Francis
The Ritz-Carlton
Half Moon Bay
Loews Hotels
Santa Monica Beach Hotel
The Ritz-Carlton
Laguna Niguel
Hyatt Regency
La Jolla
Hotel del Coronado
Four Seasons Hotels and Resorts
Punta Mita Resort
Four Seasons Hotels and Resorts
Mexico City
Fairmont Hotels & Resorts
Scottsdale
Hyatt Regency
Phoenix at Civic Plaza
Fairmont Hotels & Resorts
Chicago
Marriott Hotels · Resorts · Suites
Lincolnshire Resort
Inter-Continental Hotels and Resorts
Chicago
Hyatt Regency
New Orleans
Inter-Continental Hotels and Resorts
Miami
Four Seasons Hotels and Resorts
Washington, D.C.
Marriott Hotels · Resorts · Suites
London, England
Marriott Hotels · Resorts · Suites
Hamburg, Germany
Marriott Hotels · Resorts · Suites
Paris, France
Inter-Continental Hotels and Resorts
Prague, Czech Republic

20 Hotels and Resorts
10,005 Rooms

STRATEGIC
Hotels & Resorts

Growing Earnings Potential Total North America Hotels Q1 2006 Q1 2007 RevPAR $150 22.7% $184 Total RevPAR $268 28.0% $343 ADR $203 23.2% $250 GOP/room $8,709 28.9% $11,227

Strong Balance Sheet
$440 million additional line of credit capacity
Consolidated Total Enterprise Value
$3.6 billion
5.3% average borrowing cost
83% fixed rate
Consolidated Total Leverage
$2.0 billion
Net Debt
42%
Common Equity
48%
Preferred Equity
10%
Preferred Equity
18%
Mortgage Debt
69%
Line of Credit
4%
Convertible Debt
9%

Components of Value
Hidden Value Driven by Non-Income Producing Assets
Meetings & Business Hotels
45% of EBITDA
Ocean Front Resorts
34% of EBITDA
Non-Income Producing Assets
European Hotels
12% of EBITDA
Non-Core Assets
9% of EBITDA

2007 Completions Hotel del Coronado 213 room renovation 35 unit / 78 room addition Retail reconfiguration New restaurant Spa Beach Club

2007 Completions Four Seasons Punta Mita 5 room suite 23 rooms and river pool Retail expansion New restaurant Expanded health club Outdoor meeting space

Capital Projects
2007 Completions
Ritz-Carlton Laguna Niguel
– 3 room addition
– Wine room
– Suite renovation
InterContinental Chicago
– Wine room
– Starbucks
Fairmont Chicago
– Gold lounge
InterContinental Miami
– Starbucks
Fairmont Scottsdale
– 79 Gold rooms
– Michael Mina restaurant
– Gerber bar

Components of Value
Hidden Value Driven by Non-Income Producing Assets
Meetings & Business Hotels
45% of EBITDA
Ocean Front Resorts
34% of EBITDA
Non-Income Producing Assets
European Hotels
12% of EBITDA
Non-Core Assets
9% of EBITDA

Summary Newly acquired high growth portfolio Programmed multi-year investment strategy Conversion of non-income producing assets into earnings Underpinning real estate values

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